 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013
Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware
(State or other jurisdiction of incorporation or organization)

6199
(Primary Standard Industrial Classification Code Number)

101 Second Street, 15th Floor
San Francisco, CA  94105
(415) 593-5400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400
Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DC: 4848102-2

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kenneth Niewald resigned as Chief Financial Officer of Prosper Marketplace, Inc. (“PMI”) and as Treasurer of Prosper Funding LLC (“Prosper Funding”), effective as of August 20, 2013.  On that same date, Joshua P. Hachadourian, PMI’s controller, was designated as the principal financial and accounting officer of both PMI and Prosper Funding.

Joshua P. Hachadourian, age 45, has served as PMI’s Controller since June 2013.  Prior to joining PMI, Mr. Hachadourian was a Senior Manager at Burr Pilger Mayer, Inc. from 2008 to 2013.  Prior to that, Mr. Hachadourian was at Deloitte & Touche, LLP from 1999 to 2008, where he most recently served as a Senior Manager.  During his time in public accounting, Mr. Hachadourian served numerous global public company financial services institutions.  Mr. Hachadourian is a licensed CPA and attended University of California, Santa Barbara where he received a Bachelor of Arts degree with highest honors in Business Economics with an Accounting Emphasis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: August 23, 2013	By	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel & Secretary

Prosper Funding LLC

Date: August 23, 2013	By	/s/ Sachin Adarkar
Sachin Adarkar
Secretary